SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


  Date of Report (Date earliest event reported) March 20, 1996


Commission   Registrant, State of Incorporation,     I.R.S. Employer
File Number  Address and Telephone Number            Identification No.

0-5807       NEW ORLEANS PUBLIC SERVICE INC.         72-0273040
             (a Louisiana corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70113
             Telephone (504) 569-4000


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Form 8-K                                                 Page 1
New Orleans Public Service, Inc.


Item 5.   Other Events


          On March 20, 1996, New Orleans Public Service Inc. (the "Company") entered into an Underwriting Agreement with Salomon Brothers Inc and Bear, Stearns & Co. Inc. as Underwriters, for the sale of $40,000,000 aggregate principal amount of the Company's General and Refunding Mortgage Bonds, 8% Series due March 1, 2006. Such series represents the balance (being $15,000,000) of the $145,000,000 aggregate principal amount of General and Refunding Mortgage Bonds of the Company registered under Rule 415 pursuant to the Securities Act of 1933 by a Registration Statement on Form S-3 filed on February 4, 1993 (File No. 33-57926) and a $25,000,000 portion of the $65,000,000 aggregate principal amount of General and Refunding Mortgage Bonds of the Company registered under Rule 415 pursuant to the Securities Act of 1933 by a Registration Statement on Form S-3 filed on January 17, 1996 (File No. 333-00255). This report on Form 8-K is being filed to incorporate by reference the documents in definitive form referred to below as Exhibits to the aforementioned Registration Statements.

Exhibits:
 1. Underwriting Agreement, dated March 20, 1996, between the Company and Salomon Brothers Inc. and Bear, Sterns & Co., Inc. as Underwriters.

 4.    (a)  Sixth Supplemental Indenture, dated as of March
            1, 1996, to the Mortgage and Deed of Trust, dated as of May 1, 1987, between the Company and Bank of Montreal Trust Company and Z.
            George Klodnicki (Mark F. McLaughlin,
            successor) Trustees.

       (b)  Form of General and Refunding Mortgage Bond, 8%
            Series due
            March 1, 2006.



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Form 8-K                                             Page 2
New Orleans Public Service Inc.



                            SIGNATURE


          Pursuant to the requirements of the Securities Exchange
Act 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 NEW ORLEANS PUBLIC SERVICE INC.



                                 By:    /s/ William J. Regan, Jr.
                                      William J. Regan, Jr.
                                   Vice President and Treasurer

Dated:  March 22, 1996